EXHIBIT 10v

PERSONAL and CONFIDENTIAL

[Date]

[First Name] [Last Name]

[Title]

Dear [First Name]

I am pleased to inform you that you have been awarded [Number of Shares] Restricted Stock Units.   This is a special one-time incentive approved by the Board of Directors for the Executive Leadership team, based on your leadership to date and our hopes and aspirations for the future.  Continued strong financial performance will also hopefully generate meaningful gains in the value of this award in the years ahead - we all have a vested interest in making this even more valuable!

The Restricted Stock Units will vest as follows:

	% Vested	No. of Shares
First anniversary of the date of grant	16.67%	[Yr1]
Second anniversary of the date of grant	33.33%	[Yr2]
Third anniversary of the date of grant	50%	[Yr3]

This award is subject to the enclosed Terms and Conditions and the provisions of the Company's 2006 Long-Term Incentive Plan.  You should retain this letter and the enclosed Terms and Conditions as evidence of the Restricted Stock Units awarded to you.

Also enclosed is a memorandum that provides certain information about Restricted Stock Units awarded to you under the 2006 Long-Term Incentive Plan.

We continue to be excited about Stryker's prospects and I am confident that your efforts - along with the rest of the XLT - will play a big part in helping us achieve our goal of becoming one of the best companies on the planet.

Sincerely,

/s/ Stephen P. MacMillan

Stephen P. MacMillan

President and Chief Executive Officer

SPM/se

Enclosures

STRYKER CORPORATION

NON-U.S. TERMS AND CONDITIONS

RELATING TO RESTRICTED STOCK UNITS GRANTED

PURSUANT TO THE 2006 LONG-TERM INCENTIVE PLAN

ON [Date]

1.         The Restricted Stock Units with respect to Common Stock of Stryker Corporation (the "Company") granted to you on [Date] are subject to all of the terms and conditions of the Company's 2006 Long-Term Incentive Plan, as amended (the "Plan"), which are incorporated herein by reference.  In the case of a conflict between these Terms and Conditions and the terms of the Plan, the provisions of the Plan will govern. Capitalized terms used but not defined herein have the meaning provided therefor in the Plan.

            2.         Your right to receive the shares of Common Stock issuable pursuant to the Restricted Stock Units upon vesting shall be only as follows:

(a)         If you cease to be an Employee of the Company or a Subsidiary by reason of Disability (as such term is defined in the Plan or determined under local law) or death, you or your estate will become fully vested in your Restricted Stock Units, and you or your estate will receive all of the underlying Shares as soon as administratively practicable following your termination by reason of Disability or your death.

            (b)        If you cease to be an Employee of the Company or a Subsidiary for any reason other than those provided in (a) above or if your role and/or  responsibilities with the Company or a Subsidiary are decreased significantly for any reason from those assigned to you on the date of grant of the Restricted Stock Units, you or your estate (in the event of your death after such termination) shall cease vesting in your Restricted Stock Units effective as of your Termination Date (which is defined in the Plan as the earliest of (i) the date on which notice of termination is provided to you, (ii) the last day of your active service with the Company or a Subsidiary or (iii) the last day on which you are an Employee of the Company or a Subsidiary, as determined in each case without including any required advance notice period and irrespective of the status of the termination under local labor or employment laws) or the date that your role and/or  responsibilities are decreased significantly, as applicable, and you will receive the underlying Shares attributable to any previously vested Restricted Stock Units as soon as administratively practicable following your termination.

 (c)       If you are a local national of and/or employed in a country that is a member of the European Union, the grant of the Restricted Stock Units and the terms and conditions governing the Restricted Stock Units are intended to comply with the age discrimination provisions of the EU Equal Treatment Framework Directive, as implemented into local law (the "Age Discrimination Rules").  To the extent that a court or tribunal of competent jurisdiction determines that any provision of the Restricted Stock Units is invalid or unenforceable, in whole or in part, under the Age Discrimination Rules, the Company, in its sole discretion, shall have the power and authority to revise or strike such provision to the minimum extent necessary to make it valid and enforceable to the full extent permitted under local law.

3.         The number of Shares subject to the Restricted Stock Units shall be subject to adjustment and the vesting dates hereof may be accelerated as follows:

(a)        In the event that the Shares, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares, or otherwise) or if the number of such Shares shall be increased through the payment of a stock dividend or a dividend on the Shares of rights or warrants to purchase securities of the Company shall be made, then there shall be substituted for or added to each Share theretofore subject to the Restricted Stock Units the number and kind of shares of stock or other securities into which each outstanding Share shall be so changed, or for which each such share shall be exchanged, or to which each such share shall be entitled.  The other terms of the Restricted Stock Units shall also be appropriately amended as may be necessary to reflect the foregoing events.  In the event there shall be any other change in the number or kind of the outstanding Shares, or of any stock or other securities into which such Common Stock shall have been exchanged, then if the Compensation Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in the Restricted Stock Units, such adjustment shall be made in accordance with such determination.

(b)        Fractional Shares resulting from any adjustment in the Restricted Stock Units may be settled in cash or otherwise as the Compensation Committee shall determine.  Notice of any adjustment will be given to you and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes hereof.

(c)        The Compensation Committee shall have the power, in the event of any disposition of substantially all of the assets of the Company, its dissolution or of any merger or consolidation of the Company with or into any other corporation, to amend the Restricted Stock Units to permit the immediate vesting of the Restricted Stock Units and distribution of the underlying Shares prior to the effectiveness of any such transaction.

4.         As a condition of the grant of the Restricted Stock Units, you agree to repatriate all payments attributable to the Shares and/or cash acquired under the Plan (including, but not limited to, dividends) in accordance with local foreign exchange rules and regulations in your country.  In addition, you also agree to take any and all actions, and consent to any and all actions taken by the Company and its Subsidiaries, as may be required to allow the Company and its local subsidiaries to comply with local laws, rules and regulations in your country.  Finally, you agree to take any and all actions as may be required to comply with your personal obligations under local laws, rules and regulations in your country.

5.         In order to provide for the payment of income taxes, social insurance contributions and any other amounts payable to a governmental and/or regulatory body in your country ("Taxes") required to be withheld under the applicable laws or other regulations, the Company will withhold from the Shares to be issued upon vesting of the Restricted Stock Units a number of Shares having an aggregate Fair Market Value that would satisfy the withholding amount; provided, in no event may the number of Shares withheld exceed the applicable statutory minimum withholding rate (if any).  Notwithstanding anything to the contrary in these Terms and Conditions, the Company reserves the right to modify the methods applicable to the withholding of Taxes or mandate the use of a particular method of withholding that it deems acceptable and as may be permitted in accordance with local law.

6.         The Restricted Stock Units shall be transferable only by will or the laws of descent and distribution.  If you shall purport to make any transfer of the Restricted Stock Units, except as aforesaid, the Restricted Stock Units and all rights thereunder shall terminate immediately.

7.         The Restricted Stock Units shall not be vested in whole or in part, and the Company shall not be obligated to issue any Shares subject to the Restricted Stock Units, if such issuance would, in the opinion of counsel for the Company, violate the Securities Act of 1933 (or other federal or state statutes having similar requirements), as it may be in effect at the time.  The Restricted Stock Units are subject to the further requirement that, if at any time the Board of Directors of the Company shall determine in its discretion that the listing or qualification of the Shares subject to the Restricted Stock Units under any securities exchange requirements or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issuance of shares under the Restricted Stock Units, the Restricted Stock Units may not be vested in whole or in part unless such listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors.

8.         The grant of the Restricted Stock Units shall not confer upon you any right to continue in the employ of the Company or any of its Subsidiaries nor limit in any way the right of the Company or its Subsidiaries to terminate your employment at any time.  You shall have no rights as a shareholder of the Company with respect to any Shares issuable upon the vesting of the Restricted Stock Units until the date of issuance of a stock certificate for such Shares.

9.         You acknowledge and agree that the Plan is discretionary in nature and may be amended, cancelled, or terminated by the Company, in its sole discretion, at any time.  The grant of the Restricted Stock Units under the Plan is a one-time benefit and does not create any contractual or other right to receive a grant of restricted stock units or any other Award under the Plan or other benefits in lieu thereof in the future.  Future Awards, if any, will be at the sole discretion of the Company, including, but not limited to, the form and timing of any grant, the number of Shares subject to the grant, and vesting provisions.  Any amendment, modification or termination of the Plan shall not constitute a change or impairment of the terms and conditions of your employment with your employer.

10.       Your participation in the Plan is voluntary.  The value of any grant under the Plan is an extraordinary item of compensation outside the scope of your employment (and your employment contract, if any).  Any grant under the Plan, including the grant of the Restricted Stock Units, is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension, or retirement benefits or similar payments.

11.       These Terms and Conditions shall bind and inure to the benefit of the Company, its successors and assigns and you and your estate in the event of your death.

12.       Pursuant to applicable personal data protection laws, the Company hereby notifies you of the following in relation to your personal data and the collection, processing and transfer of such data in relation to the Company's grant of the Restricted Stock Units and your participation in the Plan.  The collection, processing and transfer of your personal data is necessary for the Company's administration of the Plan and your participation in the Plan, and your denial and/or objection to the collection, processing and transfer of personal data may affect your ability to participate in the Plan.  As such, you voluntarily acknowledge, consent and agree (where required under applicable law) to the collection, use, processing and transfer of personal data as described herein.

            The Company and your employer hold certain personal information about you, including your name, home address and telephone number, date of birth, social security number or other employee identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all restricted stock units or other Awards vested, unvested or outstanding in your favor for the purpose of managing and administering the Plan ("Data").  The Data may be provided by you or collected, where lawful, from third parties, and the Company will process the Data for the exclusive purpose of implementing, administering and managing your participation in the Plan.  The data processing will take place through electronic and non-electronic means according to logics and procedures strictly correlated to the purposes for which the Data is collected and with confidentiality and security provisions as set forth by applicable laws and regulations in your country of residence.  Data processing operations will be performed minimizing the use of personal and identification data when such operations are unnecessary for the processing purposes sought.  The Data will be accessible within the Company's organization only by those persons requiring access for purposes of the implementation, administration and operation of the Plan and for your participation in the Plan.

            The Company and your employer will transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of your participation in the Plan, and the Company and your employer may each further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan.  These recipients may be located in the European Economic Area, the United States or elsewhere throughout the world.  You hereby authorize (where required under applicable law) the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for purposes of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding of Shares on your behalf to a broker or other third party with whom you may elect to deposit any Shares acquired pursuant to the Plan.

            You may, at any time, exercise your rights provided under applicable personal data protection laws, which may include the right to (a) obtain confirmation as to the existence of the Data, (b) verify the content, origin and accuracy of the Data, (c) request the integration, update, amendment, deletion, or blockage (for breach of applicable laws) of the Data, and (d) to oppose, for legal reasons, the collection, processing or transfer of the Data which is not necessary or required for the implementation, administration and/or operation of the Plan and your participation in the Plan.  You may seek to exercise these rights by contacting your local HR manager or the Company's Human Resources Department.

            13.       The grant of the Restricted Stock Units is not intended to be a public offering of securities in your country.  The Company has not submitted any registration statement, prospectus or other filings with the local securities authorities (unless otherwise required under local law), and the grant of the Restricted Stock Units is not subject to the supervision of the local securities authorities.

            14.       All questions concerning the construction, validity and interpretation of the Restricted Stock Units and the Plan shall be governed and construed according to the laws of the State of Michigan, without regard to the application of the conflicts of laws provisions thereof.  Any disputes regarding the Restricted Stock Units or the Plan shall be brought only in the state or federal courts of the State of Michigan.